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                                                                      Exhibit 24

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ecogen Inc:


We consent to the incorporation by reference in the registration statement (No. 33-23767) on Form S-8/S-3, registration statements (No. 33-39687, No. 33-50478 and No. 33-70538) on Form S-8 and registration statements (No. 33-87510, No. 33-45975, No. 33-48020, No. 33-71854 and No. 333-58535) on Form S-3, of Ecogen
Inc. of our report dated December 16, 1999, except as to note 19 which is as of February 15, 2000, relating to the consolidated balance sheets of Ecogen Inc. and subsidiaries as of October 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended October 31, 1999, which report appears in the October 31, 1999 annual report on Form 10-K of Ecogen Inc.


                                                  KPMG LLP


Short Hills, New Jersey
February 14, 2000